DEWEY BALLANTINE LLP

1301 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10019-6092

TEL 212 259-8000     FAX 212 259-6333

EXHIBIT 5.2

New York, New York

June 14, 2004

PPL Energy Supply, LLC

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

We are acting as special counsel for PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), in connection with the proposed issuance and sale from time to time of up to $500,000,000 in aggregate principal amount of unsecured and unsubordinated debt securities of the Company (“Debt Securities”); such Debt Securities to be issued under an Indenture, as amended and supplemented by one or more supplements (the “Indenture”), of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the Indenture.

We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

We are of the opinion that the Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors’ rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

(a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture shall have become qualified under the Trust Indenture Act;

NEW YORK     WASHINGTON, D.C.     LOS ANGELES     EAST PALO ALTO     HOUSTON     AUSTIN

LONDON     WARSAW     BUDAPEST     PRAGUE     FRANKFURT     MILAN     ROME

(b) the Company’s Board of Managers, or a duly authorized committee thereof (“Company Board”), shall have taken such action as may be necessary to authorize the Company’s issuance and sale of the Debt Securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to the Debt Securities, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities from time to time;

(c) the Company shall have duly established the terms of the Debt Securities and executed the Debt Securities in accordance with the applicable provisions of the Indenture and all necessary limited liability company authorizations;

(d) the Trustee shall have duly authenticated the Debt Securities, in accordance with the applicable provisions of the Indenture; and

(e) the Company shall have issued, sold and delivered the Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

The foregoing opinions do not pass upon the matter of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Debt Securities by any underwriters or agents.

We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof.

This opinion is limited to the laws of the State of New York, the Delaware Limited Liability Company Act and the federal laws of the United States of America.

In rendering his opinion of even date addressed to you, Thomas D. Salus, Senior Counsel of PPL Services Corporation, may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/    Dewey Ballantine LLP

DEWEY BALLANTINE LLP

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